Exhibit 99.1

Agilent Reports Fourth-Quarter Fiscal Year 2023 Financial Results
Revenue at the high end of guidance and EPS exceeds guidance

Fourth-quarter fiscal year 2023

•Revenue of $1.69 billion, down 8.7% reported and 9.7% core(1) from the fourth quarter of 2022.

•GAAP net income of $475 million; earnings per share (EPS) of $1.62, up 32% from the fourth quarter of 2022.

•Non-GAAP(2) net income of $404 million; EPS of $1.38, down 10% from the fourth quarter of 2022.

Full Fiscal year 2023

•Revenue of $6.83 billion, flat on a reported basis and up 1.5% core(1) year-over-year.

•GAAP net income of $1.240 billion; EPS of $4.19, flat year-over-year.

•Non-GAAP(2) net income of $1.609 billion; EPS of $5.44, up 4% year-over-year.

Fiscal year 2024 and first-quarter outlook

•Fiscal year 2024 revenue is expected in the range of $6.71 billion to $6.81 billion, representing a range of down 1.8% to 0.3% on a reported basis and down 0.5% to up 1% core(1). Fiscal year 2024 non-GAAP(3) earnings guidance is expected in the range of $5.44 to $5.55 per share.

•Fiscal first-quarter revenue guidance is expected in the range of $1.555 billion to $1.605 billion, a decline of 11.4% to 8.6% reported and a decline of 11.3% to 8.5% core(1). Fiscal first-quarter non-GAAP(3) earnings guidance is expected in the range of $1.20 to $1.23 per share.

SANTA CLARA, Calif., Nov. 20, 2023 — Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.69 billion for the fourth quarter ended Oct. 31, 2023, a decline of 8.7% reported and 9.7% core(1) compared to the fourth quarter of 2022.
Fourth-quarter GAAP net income was $475 million, or $1.62 per share. This compares with $368 million, or $1.23 per share, in the fourth quarter of fiscal year 2022. Non-GAAP(2) net income was $404 million, or $1.38 per share during the quarter, compared with $456 million or $1.53 per share during the fourth quarter a year ago.

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“The Agilent team continued its strong execution in Q4 and delivered leveraged earnings in 2023 during a challenging year for the industry, ” said President and CEO Mike McMullen. “As we look ahead to 2024, we anticipate a slow but steady recovery. We have high confidence in the markets in which we have invested, the strength and resilience of our team, and the benefits of our build and buy growth strategy. Agilent is well-positioned for long-term growth.”

Financial Highlights

Life Sciences and Applied Markets Group
Agilent’s Life Sciences and Applied Markets Group (LSAG) reported fourth-quarter revenue of $928 million, a decline of 17% reported and 18% core(1) year-over-year. LSAG’s operating margin for the quarter was 28.1%. Full-year revenue of $3.86 billion declined 4% reported and 2% core(1) over last year. LSAG’s operating margin for the year was 28.9%.

Agilent CrossLab Group
The Agilent CrossLab Group (ACG) reported fourth-quarter revenue of $404 million, an increase of 6% reported and 4% core(1) year-over-year. ACG’s operating margin for the quarter was 31.7%. Full-year revenue of $1.57 billion grew 8% reported and 10% core(1) over last year. ACG’s operating margin for the year was 29.5%.

Diagnostics and Genomics Group
The Diagnostics and Genomics Group (DGG) reported fourth-quarter revenue of $356 million, an increase of 1% reported and flat on a core(1) basis year-over-year. DGG’s operating margin for the quarter was 22.5%. Full-year revenue of $1.41 billion increased 1% reported and 3% core(1) year over year. DGG’s operating margin for the year was 21.0%.

Full Year 2024 and First-Quarter Outlook

Full-year revenue is expected to be in the range of $6.71 billion to $6.81 billion, a decline of 1.8% to 0.3% on a reported basis and down 0.5% to up 1% core(1). Full-year non-GAAP(3) EPS is expected to be in the range of $5.44 to $5.55 per share.
The outlook for first-quarter revenue is expected to be in the range of $1.555 billion to $1.605 billion, a decline of 11.4% to 8.6% reported and a decline of 11.3% to 8.5% core(1). First-quarter non-GAAP(3) earnings guidance is expected to be in the range of $1.20 to $1.23 per share.
The outlook is based on forecasted currency exchange rates.
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Conference Call
Agilent’s management will present additional details regarding the company’s fourth-quarter 2023 financial results on a conference call with investors today at 1:30 p.m. PST. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q4 2023 Agilent Technologies Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The webcast will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.83 billion in fiscal 2023 and employs 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, and non-GAAP earnings guidance for Q1 and fiscal year 2024 and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2023. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and
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core revenue for Q4 fiscal year 2023 and full fiscal year 2023 are set forth on pages 6 and 7 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for full fiscal year 2024 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of restructuring and other related costs, asset impairments, intangibles amortization, transformational initiatives, acquisition and integration costs, business exit and divestiture costs, net loss on equity securities, pension settlement loss, special compliance costs, change in fair value of contingent consideration and loss on extinguishment of debt. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for full fiscal year 2024 exclude primarily the estimated impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $25 million per quarter.

# # # # #

Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com
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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31,		October 31,
	2023	2022	2023	2022

Net revenue	$1,688	$1,849	$6,833	$6,848

Costs and expenses:
Cost of products and services	773	837	3,368	3,126
Research and development	114	119	481	467
Selling, general and administrative	393	422	1,634	1,637
Total costs and expenses	1,280	1,378	5,483	5,230

Income from operations	408	471	1,350	1,618

Interest income	17	5	51	9
Interest expense	(22)	(23)	(95)	(84)
Other income (expense), net	17	2	33	(39)

Income before taxes	420	455	1,339	1,504

Provision for (benefit from) income taxes	(55)	87	99	250

Net income	$475	$368	$1,240	$1,254

Net income per share:
Basic	$1.63	$1.24	$4.22	$4.19
Diluted	$1.62	$1.23	$4.19	$4.18

Weighted average shares used in computing net income per share:
Basic	292	296	294	299
Diluted	293	298	296	300

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2023	October 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,590	$1,053
Accounts receivable, net	1,291	1,405
Inventory	1,031	1,038
Other current assets	274	282
Total current assets	4,186	3,778

Property, plant and equipment, net	1,270	1,100
Goodwill	3,960	3,952
Other intangible assets, net	475	821
Long-term investments	164	195
Other assets	708	686
Total assets	$10,763	$10,532

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$418	$580
Employee compensation and benefits	371	455
Deferred revenue	505	461
Short-term debt	—	36
Other accrued liabilities	309	329
Total current liabilities	1,603	1,861

Long-term debt	2,735	2,733
Retirement and post-retirement benefits	103	97
Other long-term liabilities	477	536
Total liabilities	4,918	5,227

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125,000,000 shares authorized; none issued and outstanding at October 31, 2023 and October 31, 2022	—	—
Common stock; $0.01 par value; 2,000,000,000 shares authorized; 292,123,241 shares at October 31, 2023 and 295,259,092 shares at October 31, 2022, issued and outstanding	3	3
Additional paid-in-capital	5,387	5,325
Retained earnings	782	324
Accumulated other comprehensive loss	(327)	(347)
Total stockholders' equity	5,845	5,305
Total liabilities and stockholders' equity	$10,763	$10,532

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,	October 31
	2023	2022
Cash flows from operating activities:
Net income	$1,240	$1,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	271	317
Share-based compensation	111	125
Deferred taxes	(56)	8
Excess and obsolete inventory related charges	40	24
Net loss on equity securities	41	67
Asset impairment charges	277	—
Change in fair value of contingent consideration	1	(25)
Loss on extinguishment of debt	—	9
Net gain on divestiture of business	(43)	—
Other non-cash expenses, net	6	11
Changes in assets and liabilities:
Accounts receivable, net	132	(321)
Inventory	(33)	(248)
Accounts payable	(171)	121
Employee compensation and benefits	(91)	(22)
Other assets and liabilities	47	(8)
Net cash provided by operating activities (a)	1,772	1,312

Cash flows from investing activities:
Payments to acquire property, plant and equipment	(298)	(291)
Proceeds from sale of equity securities	5	22
Payments to acquire equity securities	(8)	(13)
Proceeds from convertible note	4	—
Payments in exchange for convertible note	(12)	(4)
Proceeds from divestiture of business	50	—
Payments to acquire businesses and intangible assets, net of cash acquired	(51)	(52)
Net cash used in investing activities	(310)	(338)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	67	58
Payment of taxes related to net share settlement of equity awards	(54)	(67)
Payments for repurchase of common stock	(575)	(1,139)
Payments of dividends	(265)	(250)
Proceeds from issuance of long-term debt	—	600
Repayments of long-term debt	—	(609)
Net proceeds from (repayment of) short-term debt	(35)	35
Payment for contingent consideration	(68)	—
Net cash used in financing activities	(930)	(1,372)

Effect of exchange rate movements	5	(36)

Net increase (decrease) in cash, cash equivalents and restricted cash	537	(434)

Cash, cash equivalents and restricted cash at beginning of period	1,056	1,490

Cash, cash equivalents and restricted cash at end of period	$1,593	$1,056

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,590	$1,053
Restricted cash, included in other assets	3	3
Total cash, cash equivalents and restricted cash	$1,593	$1,056

(a) Cash payments included in operating activities:
Income tax paid, net of refunds received	$199	$279
Interest payments, net of capitalized interest	$89	$85

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2023		2022		2023		2022
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP net income	$475	$1.62	$368	$1.23	$1,240	$4.19	$1,254	$4.18
Non-GAAP adjustments:
Restructuring and other related costs	46	0.16	—	—	46	0.16	—	—
Asset impairments	—	—	—	—	277	0.94	—	—
Intangible amortization	27	0.09	42	0.14	139	0.47	191	0.64
Transformational initiatives	(6)	(0.02)	9	0.03	25	0.08	30	0.10
Acquisition and integration costs	4	0.01	6	0.02	16	0.05	25	0.08
Business exit and divestiture costs (gain)	(43)	(0.15)	—	—	(43)	(0.15)	7	0.02
Net loss on equity securities	27	0.09	5	0.02	42	0.14	63	0.21
Pension settlement loss	4	0.01	4	0.01	4	0.01	4	0.01
Special compliance costs	—	—	—	—	9	0.03	—	—
Change in fair value of contingent consideration	—	—	—	—	1	—	(25)	(0.08)
Loss on extinguishment of debt	—	—	—	—	—	—	9	0.03
Other	(11)	(0.03)	10	0.03	11	0.04	12	0.04
Adjustment for taxes (a)	(119)	(0.40)	12	0.05	(158)	(0.52)	(5)	(0.01)
Non-GAAP net income	$404	$1.38	$456	$1.53	$1,609	$5.44	$1,565	$5.22

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated, temporary or cannot be expected to occur again with any regularity or predictability such as the realized gain/loss due to sale of a business, windfall benefits on stock compensation, and the impact of R&D capitalization under section 174 of the Tax Cuts and Jobs Act of 2017. For the three months and year ended October 31, 2023, management used a non-GAAP effective tax rate of 13.75%. For the three months ended October 31, 2022, management used a non-GAAP effective tax rate of 14.12%. For the year ended October 31, 2022, management used a non-GAAP effective tax rate of 14.00%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, business exit and divestiture costs, net loss on equity securities, pension settlement loss, special compliance costs, change in fair value of contingent consideration and loss on extinguishment of debt .

Restructuring and other related costs include incremental expenses incurred in the period associated with restructuring programs, usually aimed at changes in business and/or cost structure. Such costs may include one-time termination benefits, facility-related costs and contract termination fees.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Business exit and divestiture costs (gain) include costs and gain associated with business divestitures.

Net loss on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Pension settlement loss relates to the relief of the US Retirement Plan pension obligation due to increased lump sum payouts over a specified accounting threshold.

Special compliance costs iinclude costs associated with transforming our processes to implement new regulations such as environmental compliance costs related to a prior acquisition, NASD site costs and certain tax reporting requirements.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Loss on extinguishment of debt for the year ended October 31, 2022 relates to the net loss recorded on the redemption of the $600 million outstanding 3.875% 2023 senior notes due on July 15, 2023, called on April 4, 2022 and settled on May 4, 2022.

Other includes acceleration of share-based compensation expense and certain legal costs and settlements in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q4'23	Q4'22
Revenue	$928	$1,116
Gross Margin, %	59.6%	60.6%
Income from Operations	$261	$365
Operating margin, %	28.1%	32.7%

Diagnostics and Genomics Group

	Q4'23	Q4'22
Revenue	$356	$352
Gross Margin, %	51.9%	51.0%
Income from Operations	$80	$69
Operating margin, %	22.5%	19.5%

Agilent CrossLab Group

	Q4'23	Q4'22
Revenue	$404	$381
Gross Margin, %	50.4%	48.6%
Income from Operations	$128	$104
Operating margin, %	31.7%	27.4%

Year-over-Year

Life Sciences and Applied Markets Group

	FY23	FY22
Revenue	$3,856	$4,007
Gross Margin, %	60.2%	60.2%
Income from Operations	$1,116	$1,186
Operating margin, %	28.9%	29.6%

Diagnostics and Genomics Group

	FY23	FY22
Revenue	$1,409	$1,389
Gross Margin, %	51.8%	53.5%
Income from Operations	$296	$301
Operating margin, %	21.0%	21.7%

Agilent CrossLab Group

	FY23	FY22
Revenue	$1,568	$1,452
Gross Margin, %	49.3%	47.6%
Income from Operations	$463	$370
Operating margin, %	29.5%	25.5%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, business exit and divestiture costs, special compliance costs and change in fair value of contingent consideration.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q4'23	Q4'22	Year-over-Year % Change

Life Sciences and Applied Markets Group	$928	$1,116	(17)%
Diagnostics and Genomics Group	356	352	1%
Agilent CrossLab Group	404	381	6%
Agilent	$1,688	$1,849	(9)%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non GAAP Revenue by Segment	Q4'23	Q4'22	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$928	$1,116	(17)%	(18)%	1 ppt	$9
Diagnostics and Genomics Group	356	350	2%	—	2 ppts	5
Agilent CrossLab Group	404	381	6%	4%	2 ppts	6
Agilent (Core)	$1,688	$1,847	(9)%	(10)%	1 ppt	$20

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	FY23	FY22	Year-over-Year % Change

Life Sciences and Applied Markets Group	$3,856	$4,007	(4)%
Diagnostics and Genomics Group	1,409	1,389	1%
Agilent CrossLab Group	1,568	1,452	8%
Agilent	$6,833	$6,848	—

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non GAAP Revenue by Segment	FY23	FY22	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$3,849	$4,007	(4)%	(2)%	-2 ppts	$(73)
Diagnostics and Genomics Group	1,409	1,387	2%	3%	-1 ppt	(18)
Agilent CrossLab Group	1,568	1,452	8%	10%	-2 ppts	(31)
Agilent (Core)	$6,826	$6,846	—	1%	-1 ppt	$(122)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current year currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.